    As filed with the Securities and Exchange Commission on April 6, 2001.
                                                           Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                          SELECT MEDICAL CORPORATION
            (Exact name of Registrant as specified in its charter)

     Delaware                      4716 Old Gettysburg Road
                                       P. O. Box 2034                               23-2872718
                               Mechanicsburg, Pennsylvania             17055
(State of Incorporation)    (Address of principal executive offices) (Zip Code)     (I.R.S. Employer
                                                                                    Identification No.)

                          SELECT MEDICAL CORPORATION
                            1997 STOCK OPTION PLAN
                           (Full Title of the Plans)
                            Michael E. Tarvin, Esq.
                                General Counsel
                          Select Medical Corporation
                           4716 Old Gettysburg Road
                                P. O. Box 2034
                      Mechanicsburg, Pennsylvania  17055
                    (Name and address of agent for service)
                                (717) 972-1100
         (Telephone number, including area code, of agent for service)

                                With a Copy to:

                          Christopher G. Karras, Esq.
                                    Dechert
                           4000 Bell Atlantic Tower
                               1717 Arch Street
                       Philadelphia, Pennsylvania  19103
                                (215) 994-4000

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
   Title Of                                           Proposed                    Proposed
  Securities                     Amount                Maximum                      Maximum                    Amount Of
    To Be                        To Be                Offering                    Aggregate                  Registration
  Registered                   Registered         Price Per Share(1)           Offering Price(1)                  Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock of
Select Medical             4,887,528 shares            7.20(1)                 35,190,202(1)                $     8,798
Corporation,
par value $.01 per share
to be issued under the
1997 Stock Option Plan
---------------------------------------------------------------------------------------------------------------------------------
Common Stock of              868,613 shares         $  9.78(2)               $  8,495,035(2)                $     2,124
Select Medical
Corporation,
par value $.01 per share,
to be issued under the
1997 Stock Option Plan
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                      5,756,141 shares                                    43,685,237                   $    10,922
---------------------------------------------------------------------------------------------------------------------------------
(1)  The registration fee for the shares of Common Stock to be issued pursuant to outstanding options already granted under the
     1997 Stock Option Plan was calculated in accordance with Rule 457(h) of the Securities Act, based upon the weighted average price per share at which the options may be exercised.
=================================================================================================================================
(2)  The registration fee for the shares of Common Stock to be issued pursuant to options reserved but not yet granted under the
     1997 Stock Option Plan was calculated in accordance with Rule 457 (c) of the Securities Act, based upon the average of the high and low trading prices of our Common Stock on April 5, 2001.
=================================================================================================================================

                                    PART I

               INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

          Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), is not required to be filed with the Securities and Exchange Commission (the "Commission") and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents of Select Medical Corporation (the "Registrant"), which we have filed or plan to file with the Commission, are incorporated by reference in this Registration Statement as of their respective dates:

          (a) the prospectus filed as of April 3, 2001 pursuant to Rule 424(b) under the Securities Act in connection with the Registrant's Form S-1 registration statement (File No. 333-48856), as amended and as it may be amended in the future;

          (b) all reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the financial statements contained in the prospectus referred to in subsection (a) above;

          (c) the description of our Common Stock contained in the registration statement on Form 8-A, filed on March 30, 2001 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description;

          (d) all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under Section 145 of the General Corporate Law of the State of Delaware, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's bylaws also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law.

          The Registrant's certificate of incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

          The Registrant maintains a policy of directors' and officers' liability insurance that insures the Company's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

          The U.S. and International purchase agreements (Exhibits 1.1 and 1.2 to the Registrant's registration statement on Form S-1 (File No. 333-48856) initially filed with the Commission October 27, 2000 and amended thereafter) provide for indemnification by the underwriters of Select Medical Corporation and its officers and directors for certain liabilities arising under the Securities Act or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.  EXHIBITS.

          The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

     Exhibit Number        Description
     --------------        -----------

          4.1 The relevant portions of the Registrant's Restated Certificate of Incorporation defining the rights of holders of Common Stock, incorporated herein by reference to Exhibit
                    3.1 to the registration statement on Form S-1 (File No. 333-48856), as amended.

          4.2 Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.2 to the registration statement on Form S-1 (File No. 333-48856), as amended.

          5.1       Opinion of Dechert (counsel to the Registrant).

          23.1      Consent of PricewaterhouseCoopers LLP.

          23.2      Consent of KPMG LLP.

          23.3      Consent of Ernst & Young LLP.

          23.4      Consent of Dechert (included in exhibit 5.1).

          23.5      Consent of PricewaterhouseCoopers LLP.

          24.1      Power of Attorney (included on signature page).

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
          Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mechanicsburg, Commonwealth of Pennsylvania, on this 6th day of April, 2001.

                                    SELECT MEDICAL CORPORATION

                                    By: /s/ Robert A. Ortenzio
                                        ----------------------
                                        Robert A. Ortenzio
                                        President and Chief Operating Officer


                               POWER OF ATTORNEY

          KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rocco A. Ortenzio, Robert A. Ortenzio and Michael E. Tarvin, each and individually, his attorneys-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date indicated.


                                    Chairman, Chief
/s/ Rocco A. Ortenzio               Executive Officer            April 6, 2001
---------------------               (principal executive         -------------
Rocco A. Ortenzio                   officer)                     Date

                                    Director, Chief
/s/ Robert A. Ortenzio              Operating Officer            April 6, 2001
----------------------                                           -------------
Robert A. Ortenzio                                               Date

/s/ Martin F. Jackson               Chief Financial Officer      April 6, 2001
---------------------               (principal financial         -------------
Martin F. Jackson                   officer)                     Date

/s/ Scott A. Romberger              Controller (principal        April 6, 2001
----------------------              accounting officer)          -------------
Scott A. Romberger                                               Date

/s/ Russell L. Carson               Director                     April 6, 2001
---------------------                                            -------------
Russell L. Carson                                                Date

/s/ Bryan C. Cressey                Director                     April 6, 2001
--------------------                                             -------------
Bryan C. Cressey                                                 Date

/s/ James E. Dalton, Jr.            Director                     April 6, 2001
------------------------                                         -------------
James E. Dalton, Jr.                                             Date

/s/ Donald J. Edwards               Director                     April 6, 2001
---------------------                                            -------------
Donald J. Edwards                                                Date

/s/ Meyer Feldberg                  Director                     April 6, 2001
------------------                                               -------------
Meyer Feldberg                                                   Date

/s/ LeRoy S. Zimmerman              Director                     April 6, 2001
----------------------                                           -------------
LeRoy S. Zimmerman                                               Date

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.          Document
----------           --------
   4.1               The relevant portions the Registrant's Restated Certificate of Incorporation defining the rights of holders of Common
                     Stock, incorporated herein by reference to Exhibit 3.1 to the registration statement on Form S-1 (File No. 333-
                     48856), as amended.

   4.2 Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.2 to the registration statement on Form S-1 (File No. 333-48856), as amended.

   5.1               Opinion of Dechert  (counsel to the Registrant).

  23.1               Consent of PricewaterhouseCoopers LLP.

  23.2               Consent of KPMG LLP.

  23.3               Consent of Ernst & Young LLP.

  23.4               Consent of Dechert (included in Exhibit 5.1).

  23.5               Consent of PricewaterhouseCoopers LLP.

  24.1               Power of Attorney (included on signature page).